Exhibit 99.1

FOR IMMEDIATE RELEASE
October 30, 2019

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Bethesda, MD - October 30, 2019 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2019.

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

•	$0.42 comprehensive income per common share, comprised of:

◦	$(0.03) net loss per common share

◦	$0.45 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.59 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.05 per common share of dollar roll income associated with the Company's $10.1 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.10) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$16.55 tangible net book value per common share as of September 30, 2019

◦	Decreased $(0.03) per common share, or -0.2%, from $16.58 per common share as of June 30, 2019

•	$0.48 dividends declared per common share for the third quarter

•	2.7% economic return on tangible common equity for the quarter

◦	Comprised of $0.48 dividends per common share and $(0.03) decrease in tangible net book value per common share

AGNC Investment Corp.
October 30, 2019

OTHER THIRD QUARTER HIGHLIGHTS

•	$102.6 billion investment portfolio as of September 30, 2019, comprised of:

◦	$99.0 billion Agency MBS

◦	$1.9 billion net TBA mortgage position

◦	$1.7 billion credit risk transfer ("CRT") and non-Agency securities

•	9.8x tangible net book value "at risk" leverage as of September 30, 2019

◦	10.0x average tangible net book value "at risk" leverage for the quarter

•	13.5% portfolio CPR for the quarter

◦	13.4% average projected portfolio CPR as of September 30, 2019

•	1.31% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -21 bps of "catch-up" premium amortization cost due to change in projected CPR estimates

•	6.9 million shares, or $103 million, of common stock repurchased during the quarter

◦	Represents 1.3% of common stock outstanding as of June 30, 2019

◦	$14.90 per share average repurchase price, inclusive of transaction costs

•	$403 million of 6.50% fixed-to-floating rate preferred equity issued in October 2019

◦	$390 million of proceeds from offering, net of offering costs

◦	Announced $175 million redemption of 7.750% Series B preferred stock
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"In the third quarter, financial market volatility increased in response to weakening global economic indicators and escalating U.S. - China trade tensions. The Federal Reserve (the "Fed"), in turn and consistent with recent messaging, lowered the federal funds target rate 25 basis points at each of its July, September, and October meetings," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "In addition, following a dislocation in government repo markets, the Fed added substantial liquidity to the funding markets beginning in mid-September through its open market operations. The Fed also subsequently announced its intention to continue its open market operations into 2020 and expand its balance sheet through the acquisition of Treasury bills beginning in mid-October and extending through at least the first quarter of 2020.
"As a result of this weakening global macroeconomic outlook and monetary easing actions by central banks, interest rates declined, and the yield curve flattened during the third quarter. Spreads on Agency mortgage-backed securities correspondingly widened relative to U.S. Treasury and interest rate swap hedges during the quarter due in part to heightened prepayment concerns and an increase in the supply of newly originated MBS associated with the lower rate environment.
"As evidenced by our financial results, our portfolio was very well-positioned for the current environment. Our holdings of prepay-protected pools and lower coupon TBA securities have largely insulated the portfolio from the negative effects of faster prepayment speeds on generic pools and higher coupon TBAs. Furthermore, larger prepayment risk premiums on Agency MBS, coupled with a hedging strategy optimized for the current interest rate landscape, have materially improved the expected returns on new and existing investments."

AGNC Investment Corp.
October 30, 2019

"Despite volatile and challenging market conditions, AGNC's economic return on tangible common equity for the third quarter was 2.7%, consisting of $0.48 in dividends and a $(0.03) decrease in tangible net book value per common share," commented Peter Federico, the Company's President and Chief Operating Officer. "In addition, despite the significant yield curve flattening, AGNC generated $0.59 of net spread and dollar roll income, excluding catch-up premium amortization, in the third quarter, as our substantial hedge repositioning in recent quarters provided a strong tailwind to our third quarter earnings and provided stability in our net book value. Looking ahead, while funding dynamics have been a headwind to earnings throughout the year and continue to be challenging, we are encouraged by the recent actions taken by the Fed to provide additional liquidity to the system. We believe that the focus being placed on the issue by the financial markets and the Fed should serve as a catalyst for the implementation of additional short and medium term solutions to improve and stabilize repo funding levels relative to other short term interest rates."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2019, the Company's tangible net book value per common share was $16.55 per share, a decrease of -0.2% compared to $16.58 per share as of June 30, 2019. The Company's tangible net book value per common share excludes $526 million, or $0.97 and $0.96 per common share, of goodwill as of September 30, 2019 and June 30, 2019, respectively.

INVESTMENT PORTFOLIO
As of September 30, 2019, the Company's investment portfolio totaled $102.6 billion, comprised of:

•	$100.9 billion of Agency MBS and net TBA securities, including:

◦	$100.0 billion of fixed-rate securities, comprised of:

•	$90.1 billion 30-year fixed-rate securities,

•	$0.1 billion 30-year TBA securities, net,

•	$7.2 billion 15-year securities,

•	$1.8 billion 15-year TBA securities, net, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$0.9 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities;

•	$1.7 billion of CRT and non-Agency securities.
As of September 30, 2019, 30-year and 15-year fixed-rate Agency securities represented 88% and 9%, of the Company's investment portfolio, respectively, compared to 87% and 10%, respectively, as of June 30, 2019.
As of September 30, 2019, the Company's fixed-rate securities' weighted average coupon was 3.65%, compared to 3.75% as of June 30, 2019, comprised of the following weighted average coupons:

•	3.69% for 30-year fixed-rate securities;

•	3.28% for 15-year fixed rate securities; and

•	3.87% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2019, the Company's net TBA position had a fair value of $1.9 billion, consisting

AGNC Investment Corp.
October 30, 2019

of $10.4 billion long and $(8.5) billion short TBA securities, and a GAAP net carrying value of $47 million reported in derivative assets/(liabilities) on the Company's balance sheet. As of June 30, 2019, the Company's net TBA position had a fair value of $11.2 billion, consisting of $16.4 billion long and $(5.2) billion short TBA securities, and a GAAP net carrying value of $84 million.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 13.5% for the third quarter, compared to 10.0% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of September 30, 2019 was 13.4%, compared to 12.4% as of June 30, 2019.
The weighted average cost basis of the Company's investment portfolio was 103.2% of par value as of September 30, 2019. Net premium amortization cost on the Company's investment portfolio for the third quarter was $(192) million, or $(0.35) per common share, which includes a "catch-up" premium amortization cost of $(55) million, or $(0.10) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(183) million, or $(0.34) per common share, including a "catch-up" premium amortization cost of $(58) million, or $(0.11) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 2.91% for the third quarter, compared to 2.99% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.15% for the third quarter, compared to 3.24% for the prior quarter. Including the net TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 3.16%, compared to 3.24% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 2.48%, compared to 2.62% for the prior quarter. The Company's average implied TBA funding cost was 2.00% for the third quarter, compared to 2.47% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the third quarter was 1.85%, compared to 2.24% for the prior quarter.
The Company's annualized net interest spread, including the net TBA position and interest rate swaps, was 1.09% for the third quarter, compared to 0.78% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest spread for the third quarter was 1.31%, versus 1.00% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.59 per common share, excluding $(0.10) per common share of "catch-up" premium amortization cost, compared to $0.49 per common share for the prior quarter, excluding $(0.11) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 30, 2019

LEVERAGE
As of September 30, 2019, $90.2 billion of Agency repurchase agreements, $1.8 billion of net TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.4 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 9.8x as of September 30, 2019, unchanged from June 30, 2019. The Company's average "at risk" leverage for the third quarter was 10.0x tangible net book value, also unchanged from the prior quarter.
As of September 30, 2019, the Company's Agency repurchase agreements had a weighted average interest rate of 2.48%, compared to 2.64% as of June 30, 2019, and a weighted average remaining maturity of 64 days, compared to 80 days as of June 30, 2019. As of September 30, 2019, $36.1 billion, or 40%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of September 30, 2019, the Company's Agency repurchase agreements had remaining maturities of:

•	$66.5 billion of three months or less;

•	$17.0 billion from three to six months;

•	$4.1 billion from six to twelve months; and

•	$2.5 billion from one to three years.

HEDGING ACTIVITIES
As of September 30, 2019, interest rate swaps, swaptions and U.S. Treasury positions equaled 101% of the Company's outstanding balance of Agency repurchase agreements, forward settling investment securities, net TBA position and other debt, compared to 91% as of June 30, 2019.
As of September 30, 2019, the Company's interest rate swap position totaled $81.8 billion in notional amount, compared to $75.0 billion as of June 30, 2019. As of September 30, 2019, the Company's interest rate swap portfolio had an average fixed pay rate of 1.35%, an average receive rate of 1.98% and an average maturity of 2.8 years, compared to 1.72%, 2.46% and 3.3 years, respectively, as of June 30, 2019. As of September 30, 2019, 79%, 14% and 7% of the Company's interest rate swap portfolio was linked to the Overnight Index Swap Rate ("OIS"), three-month London Interbank Offered Rate ("LIBOR") and Secured Overnight Financing Rate ("SOFR"), respectively, compared to 58%, 42% and 0%, respectively, as of June 30, 2019.
As of September 30, 2019, the Company had payer swaptions outstanding totaling $8.7 billion, compared to $4.4 billion as of June 30, 2019. As of September 30, 2019, the Company had net short U.S. Treasury positions outstanding totaling $6.2 billion, compared to $8.7 billion as of June 30, 2019.

AGNC Investment Corp.
October 30, 2019

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net loss of $(104) million in other gain (loss), net, or $(0.19) per common share, compared to a net loss of $(547) million, or $(1.02) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:

•	$89 million of net realized gains on sales of investment securities;

•	$355 million of net unrealized gains on investment securities measured at fair value through net income;

•	$146 million of interest rate swap periodic income;

•	$(628) million of net losses on interest rate swaps;

•	$(19) million of net losses on interest rate swaptions;

•	$(189) million of net losses on U.S. Treasury positions;

•	$29 million of TBA dollar roll income;

•	$115 million of net mark-to-market gains on TBA securities; and

•	$(2) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the third quarter, the Company recorded other comprehensive income of $246 million, or $0.45 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $379 million, or $0.70 per common share, of other comprehensive income for the prior quarter.

COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.16 per share to common stockholders of record as of July 31, August 30 and September 30, 2019, respectively, totaling $0.48 per share for the quarter, which were paid on August 9, September 11, and October 9, 2019, respectively. Since its May 2008 initial public offering through the third quarter of 2019, the Company has declared a total of $9.3 billion in common stock dividends, or $40.84 per common share.

STOCK REPURCHASE PROGRAM
The Company's Board of Directors has authorized it to repurchase up to $1 billion of its outstanding shares of common stock through December 31, 2020. During the third quarter, the Company repurchased 6.9 million shares, or $103 million, of its common stock for an average repurchase price of $14.90 per common share, inclusive of transaction costs. As of September 30, 2019, the Company had $0.9 billion of common stock remaining available for repurchase.
The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. The Company intends to repurchase shares under the stock repurchase program only when the repurchase price is less than its then-current estimate of its tangible net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income;

AGNC Investment Corp.
October 30, 2019

economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $93,688, $87,582, $89,471, $78,619 and $67,889, respectively)	$98,577	$91,140	$93,044	$82,291	$70,408
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	393	411	425	436	453
Credit risk transfer securities, at fair value (including pledged securities of $358, $269, $142, $141 and $44, respectively)	1,134	1,117	1,129	1,012	997
Non-Agency securities, at fair value (including pledged securities of $0, $0, $45, $45 and $0, respectively)	579	603	672	548	507
U.S. Treasury securities, at fair value (including pledged securities of $162, $1,152, $121, $0 and $45, respectively)	215	1,152	121	46	109
Cash and cash equivalents	906	870	929	921	1,071
Restricted cash	734	789	517	599	456
Derivative assets, at fair value	175	116	253	273	412
Receivable for investment securities sold (including pledged securities of $105, $673, $439, $489 and $443, respectively)	105	679	439	489	524
Receivable under reverse repurchase agreements	6,093	8,848	20,430	21,813	16,309
Goodwill	526	526	526	526	526
Other assets	324	325	322	287	259
Total assets	$109,761	$106,576	$118,807	$109,241	$92,031
Liabilities:
Repurchase agreements	$90,612	$86,266	$86,685	$75,717	$65,734
Debt of consolidated variable interest entities, at fair value	238	251	266	275	291
Payable for investment securities purchased	3,094	878	1,125	1,204	23
Derivative liabilities, at fair value	22	63	53	84	62
Dividends payable	100	101	107	106	95
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	5,114	7,754	19,275	21,431	15,549
Accounts payable and other liabilities	368	917	795	518	650
Total liabilities	99,548	96,230	108,306	99,335	82,404
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $735, $735, $735, $500 and $500, respectively	711	711	711	484	484
Common stock - $0.01 par value; 540.9, 547.8, 536.3, 536.3 and 477.8 shares issued and outstanding, respectively	5	5	5	5	5
Additional paid-in capital	13,888	13,988	13,795	13,793	12,785
Retained deficit	(4,473)	(4,194)	(3,467)	(3,433)	(2,343)
Accumulated other comprehensive income (loss)	82	(164)	(543)	(943)	(1,304)
Total stockholders' equity	10,213	10,346	10,501	9,906	9,627
Total liabilities and stockholders' equity	$109,761	$106,576	$118,807	$109,241	$92,031

Tangible net book value per common share [1]	$16.55	$16.58	$17.23	$16.56	$18.00

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest income:
Interest income	$676	$693	$705	$604	$500
Interest expense	557	570	541	418	312
Net interest income	119	123	164	186	188
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	89	132	60	(21)	(40)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	355	759	1,060	683	(363)
Gain (loss) on derivative instruments and other securities, net	(548)	(1,438)	(1,000)	(1,633)	430
Management fee income	—	—	—	—	46
Total other gain (loss), net	(104)	(547)	120	(971)	73
Expenses:
Compensation and benefits	10	11	10	11	14
Other operating expense	9	9	9	8	31
Total operating expense	19	20	19	19	45
Net income (loss)	(4)	(444)	265	(804)	216
Dividend on preferred stock	13	13	10	9	9
Net income (loss) available (attributable) to common stockholders	$(17)	$(457)	$255	$(813)	$207

Net income (loss)	$(4)	$(444)	$265	$(804)	$216
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	246	379	400	361	(193)
Comprehensive income (loss)	242	(65)	665	(443)	23
Dividend on preferred stock	13	13	10	9	9
Comprehensive income (loss) available (attributable) to common stockholders	$229	$(78)	$655	$(452)	$14

Weighted average number of common shares outstanding - basic	546.4	537.8	536.7	504.2	462.3
Weighted average number of common shares outstanding - diluted	546.4	537.8	537.2	504.2	462.7
Net income (loss) per common share - basic	$(0.03)	$(0.85)	$0.48	$(1.61)	$0.45
Net income (loss) per common share - diluted	$(0.03)	$(0.85)	$0.47	$(1.61)	$0.45
Comprehensive income (loss) per common share - basic and diluted	$0.42	$(0.15)	$1.22	$(0.90)	$0.03
Dividends declared per common share	$0.48	$0.50	$0.54	$0.54	$0.54

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
GAAP net interest income:
Interest income	$676	$693	$705	$604	$500
Interest expense	557	570	541	418	312
GAAP net interest income	119	123	164	186	188
TBA dollar roll income, net [3,4]	29	22	19	27	68
Interest rate swap periodic income, net [3,9]	146	88	83	63	56
Other interest and dividend income [3]	4	4	3	—	1
Adjusted net interest and dollar roll income	298	237	269	276	313
Other operating income (expense):
Operating expense	(19)	(20)	(19)	(19)	(45)
Less non-recurring write-off of intangible asset and other expenses associated with termination of management agreement	—	—	—	1	26
Management fee income	—	—	—	—	46
Less management agreement termination fee income	—	—	—	—	(42)
Total operating income (expense), net	(19)	(20)	(19)	(18)	(15)
Net spread and dollar roll income	279	217	250	258	298
Dividend on preferred stock	13	13	10	9	9
Net spread and dollar roll income available to common stockholders	266	204	240	249	289
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	55	58	39	16	(6)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$321	$262	$279	$265	$283

Weighted average number of common shares outstanding - basic	546.4	537.8	536.7	504.2	462.3
Weighted average number of common shares outstanding - diluted	547.1	538.4	537.2	504.7	462.7
Net spread and dollar roll income per common share - basic	$0.49	$0.38	$0.45	$0.49	$0.63
Net spread and dollar roll income per common share - diluted	$0.49	$0.38	$0.45	$0.49	$0.62
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.59	$0.49	$0.52	$0.53	$0.61
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.59	$0.49	$0.52	$0.53	$0.61

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net income/(loss)	$(4)	$(444)	$265	$(804)	$216
Book to tax differences:
Premium amortization, net	47	67	54	15	(21)
Realized gain/loss, net	521	886	627	928	(291)
Net capital loss/(utilization of net capital loss carryforward)	34	320	(12)	(105)	(67)
Unrealized (gain)/loss, net	(428)	(644)	(719)	140	316
Other	(1)	(1)	(9)	(1)	(2)
Total book to tax differences	173	628	(59)	977	(65)
Estimated REIT taxable income	169	184	206	173	151
Dividend on preferred stock	13	13	10	9	9
Estimated REIT taxable income, net of preferred stock dividend	$156	$171	$196	$164	$142
Weighted average number of common shares outstanding - basic	546.4	537.8	536.7	504.2	462.3
Weighted average number of common shares outstanding - diluted	547.1	538.4	537.2	504.7	462.7
Estimated REIT taxable income per common share - basic	$0.29	$0.32	$0.37	$0.33	$0.31
Estimated REIT taxable income per common share - diluted	$0.29	$0.32	$0.36	$0.32	$0.31

Beginning cumulative non-deductible net capital loss	$490	$170	$182	$644	$711
Increase (decrease) in net capital loss carryforward [5]	34	320	(12)	(462)	(67)
Ending cumulative non-deductible net capital loss	$524	$490	$170	$182	$644
Ending cumulative non-deductible net capital loss per common share	$0.97	$0.89	$0.32	$0.34	$1.35

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$676	$693	$705	$604	$500
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	55	58	39	16	(6)
TBA dollar roll income - implied interest income [3,7]	81	96	71	74	162
Economic interest income, excluding "catch-up" premium amortization	812	847	815	694	656
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(557)	(570)	(541)	(418)	(312)
TBA dollar roll income - implied interest expense [3,6]	(52)	(74)	(52)	(47)	(94)
Interest rate swap periodic income (cost) [3,9]	146	88	83	63	56
Economic interest expense	(463)	(556)	(510)	(402)	(350)
Other interest and dividend income [3]	4	4	3	—	1
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$353	$295	$308	$292	$307

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.91%	2.99%	3.14%	3.13%	3.11%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.24%	0.25%	0.17%	0.08%	(0.04)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.15%	3.24%	3.31%	3.21%	3.07%
TBA securities - average implied asset yield [7]	3.19%	3.21%	3.55%	3.66%	3.54%
Average asset yield, excluding "catch-up" premium amortization [8]	3.16%	3.24%	3.33%	3.26%	3.18%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	2.48%	2.62%	2.64%	2.42%	2.20%
TBA securities - average implied funding cost [6]	2.00%	2.47%	2.60%	2.32%	2.05%
Average cost of funds, before interest rate swap periodic (income) cost [8]	2.43%	2.60%	2.64%	2.41%	2.18%
Interest rate swap periodic (income) cost of funds [10]	(0.58)%	(0.36)%	(0.37)%	(0.32)%	(0.30)%
Average total cost of funds	1.85%	2.24%	2.27%	2.09%	1.88%
Average net interest spread, excluding "catch-up" premium amortization	1.31%	1.00%	1.06%	1.17%	1.30%

AGNC Investment Corp.
October 30, 2019

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$98,090	$90,627	$92,502	$81,753	$69,844
Other Agency MBS, at fair value - as of period end	$880	$924	$967	$974	$1,017
Credit risk transfer securities, at fair value - as of period end	$1,134	$1,117	$1,129	$1,012	$997
Non-Agency MBS, at fair value - as of period end	$579	$603	$672	$548	$507
Total investment securities, at fair value - as of period end	$100,683	$93,271	$95,270	$84,287	$72,365
Total investment securities, at cost - as of period end	$98,763	$91,953	$95,090	$85,569	$74,691
Total investment securities, at par - as of period end	$95,629	$88,880	$92,091	$82,693	$71,844
Average investment securities, at cost	$92,764	$92,610	$89,952	$77,182	$64,346
Average investment securities, at par	$89,741	$89,586	$87,021	$74,395	$61,696
TBA securities:
Net TBA portfolio - as of period end, at fair value	$1,867	$11,170	$6,955	$7,322	$9,393
Net TBA portfolio - as of period end, at cost	$1,820	$11,086	$6,885	$7,252	$9,436
Net TBA portfolio - as of period end, carrying value	$47	$84	$70	$70	$(43)
Average net TBA portfolio, at cost	$10,146	$11,864	$8,002	$8,066	$18,270
Average repurchase agreements and other debt [13]	$87,938	$86,147	$82,070	$68,499	$56,265
Average stockholders' equity [14]	$10,347	$10,371	$10,186	$9,634	$9,345
Tangible net book value per common share [1]	$16.55	$16.58	$17.23	$16.56	$18.00
Tangible net book value "at risk" leverage - average [15]	10.0:1	10.0:1	9.3:1	8.4:1	8.5:1
Tangible net book value "at risk" leverage - as of period end [16]	9.8:1	9.8:1	9.4:1	9.0:1	8.2:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.86%	3.88%	3.87%	3.83%	3.78%
Average asset yield	2.91%	2.99%	3.14%	3.13%	3.11%
Average asset yield, excluding "catch-up" premium amortization	3.15%	3.24%	3.31%	3.21%	3.07%
Average coupon - as of period end	3.76%	3.88%	3.88%	3.86%	3.82%
Average asset yield - as of period end	3.08%	3.21%	3.29%	3.31%	3.22%
Average actual CPR for securities held during the period	13.5%	10.0%	6.3%	7.4%	9.7%
Average forecasted CPR - as of period end	13.4%	12.4%	10.5%	7.9%	6.8%
Total premium amortization, net	$(192)	$(183)	$(142)	$(107)	$(81)
TBA securities:
Average coupon - as of period end [17]	2.99%	3.29%	3.64%	4.03%	3.90%
Average implied asset yield [7]	3.19%	3.21%	3.55%	3.66%	3.54%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [8]	3.16%	3.24%	3.33%	3.26%	3.18%
Cost of funds:
Repurchase agreements - average funding cost	2.48%	2.62%	2.64%	2.42%	2.20%
TBA securities - average implied funding cost [6]	2.00%	2.47%	2.60%	2.32%	2.05%
Interest rate swaps - average periodic (income) cost of funds [10]	(0.58)%	(0.36)%	(0.37)%	(0.32)%	(0.30)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic (income) cost [8]	1.85%	2.24%	2.27%	2.09%	1.88%
Repurchase agreements - average funding cost as of period end	2.48%	2.64%	2.82%	2.79%	2.30%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(0.63)%	(0.74)%	(0.68)%	(0.52)%	(0.32)%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.09%	0.78%	0.90%	1.09%	1.33%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.31%	1.00%	1.06%	1.17%	1.30%
Expenses % of average stockholders' equity - annualized [19]	0.73%	0.77%	0.75%	0.75%	0.81%
Economic return (loss) on tangible common equity - unannualized [20]	2.7%	(0.9)%	7.3%	(5.0)%	0.7%

AGNC Investment Corp.
October 30, 2019

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.

2.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

4.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.

5.	Includes decrease in net capital loss carryforwards due to expiration of unutilized net capital loss carryforwards from prior years.

6.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

7.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 6) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA cost basis outstanding for the period.

8.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

9.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, forward settling investment securities and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

17.	Average TBA coupon, as of September 30, 2019 and June 30, 2019, is for the long TBA position only.

18.	Includes forward starting swaps not yet in effect as of reported period-end.

19.
Annualized Q4 2018 and Q3 2018 operating expenses exclude the non-recurring write-off of the intangible asset and other expenses associated with sale of MTGE Investment Corp. and the resulting termination of the Company's management agreement with MTGE.

20.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 31, 2019 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2019 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
October 30, 2019

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 31, 2019. In addition, there will be a phone recording available one hour after the live call on October 31, 2019 through November 14, 2019. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10135532.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure), which are adjusted to exclude non-recurring termination fee income and one-time expenses associated with the termination of the Company's management agreement with MTGE Investment Corp. "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective

AGNC Investment Corp.
October 30, 2019

"catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.